CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 92 to Registration Statement No. 333-125751 on Form N-1A of our report dated February 23, 2017, relating to the financial statements and financial highlights of First Trust Capital Strength ETF, First Trust Dow Jones Internet Index Fund, First Trust Dow Jones Select MicroCap Index Fund, First Trust Chindia ETF (formerly known as First Trust ISE Chindia Index Fund), First Trust Natural Gas ETF (formerly known as First Trust ISE-Revere Natural Gas Index Fund), First Trust Water ETF (formerly known as First Trust ISE Water Index Fund), First Trust Morningstar Dividend Leaders Index Fund, First Trust NASDAQ-100 Equal Weighted Index Fund, First Trust NASDAQ-100 Ex-Technology Sector Index Fund, First Trust NASDAQ-100-Technology Sector Index Fund, First Trust NASDAQ(R) ABA Community Bank Index Fund, First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund, First Trust NYSE Arca Biotechnology Index Fund, First Trust S&P REIT Index Fund, First Trust US Equity Opportunities ETF (formerly known as First Trust US IPO Index Fund), First Trust Value Line(R) 100 Exchange-Traded Fund, First Trust Value Line(R) Dividend Index Fund, First Trust CBOE(R) S&P 500(R) VIX(R) Tail Hedge Fund, and First Trust Total US Market AlphaDEX(R) ETF, appearing in the Annual Report on Form N-CSR for First Trust Exchange-Traded Fund as of and for the year ended December 31, 2016, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Information for Investors in the United Kingdom," "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 28, 2017